Confidential | for discussion purposes only GOLUB CAPITAL BDC 4, INC. EARNINGS PRESENTATION QUARTER ENDED MARCH 31, 2024

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GBDC 4 generated an annualized net income return on equity1 of 22.7% during the quarter ended March 31, 2024. – GBDC 4 has achieved an inception-to-date IRR2 on NAV of 18.2% through March 31, 2024. – For the quarter ended March 31, 2024, we made new investment commitments of $224.1 million in 22 portfolio companies. The fair value of investments as of March 31, 2024 was $821.2 million. Overall, total investments in portfolio companies at fair value increased by $174.7 million or 27%. – The annualized investment income yield3 for the three months ended March 31, 2024 was 12.5%, a decrease from 12.8% for the three months ended December 31, 2023. – Strong credit performance; over 99% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of March 31, 2024 and there were no portfolio company investments on non-accrual. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending March 31, 2024. The first investment in GBDC 4 took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value.

Summary of Quarterly Results (cont'd)

(Dollar amounts in 000s, except per share data)	Quarter Ended				
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
Select Financial Data					
New investment commitments	$39,552	$27,051	$122,960	$488,355	$224,138
Fair value of investments	$198,435	$226,770	$318,915	$646,541	$821,230
Net income (loss)	$4,218	$4,419	$5,361	$10,009	$19,581
Net investment income after tax	$3,031	$3,668	$4,458	$8,913	$13,393
Earnings (loss) per weighted average share[1]	$0.69	$0.65	$0.67	$0.61	$0.84
Net investment income per weighted average share[1]	$0.50	$0.54	$0.55	$0.54	$0.58
Annualized return on equity – net income[2]	18.7%	17.6%	17.7%	16.2%	22.7%
Quarterly return on equity – net income (loss)[3]	4.7%	4.4%	4.4%	4.1%	5.7%
Asset Mix of New Originations					
Senior Secured	0%	0%	2%	5%	1%
One Stop	99%	100%	97%	95%	99%
Junior Debt[4]	0%	0%	1%	0%*	0%*
Equity	1%	0%	0%*	0%*	0%*

* Represents an amount less than 1%

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. Due to the significant changes in net assets, net investment income and net income that may occur quarter-to-quarter as a result of Golub Capital BDC 4 Inc. ("we", "us", "our", the "Company" or "GBDC 4") commencing operations on April 1, 2022, per share amounts may fluctuate significantly from quarter-to-quarter and quarterly comparisons may not be meaningful.

2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.

3. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

4. Junior Debt consists of second lien and subordinated debt.

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5 $15.00 $0.58 ($0.82) $0.00* $0.26 ($0.02) $15.00 December 31, 2023 NAV Net Investment Income Dividends Recorded in March 31, 2024 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Other March 31, 2024 NAV NAV Per Share Bridge GBDC 4 Generated Strong NII and Net Gains, Resulting in 22.7% Annualized Return to Shareholders1 Net Realized & Unrealized Gain: $0.26 * Represents an amount less than $0.01 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on the shares outstanding as of the dividend record date. 2

6 Portfolio Highlights - Portfolio Diversity as of March 31, 2024 Portfolio Composition by Seniority 1% 0%* 95% 4% 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Investment Portfolio $821MM | 111 Portfolio Companies | Average Size 0.9% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity 99% First Lien Diversification by Portfolio Company Top 10 Portfolio Companies 30% Top 25 Portfolio Companies 60% Remaining 86 Portfolio Companies 40% Avg. Size 0.9% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Floating, 98% Fixed, 2% Software 33% Specialty Retail 10% Diversified Consumer Services 9%Commercial Services and Supplies 7% Insurance 6% Automobiles 3% Healthcare Providers and Services 3% IT Services 3% Machinery 3% 18 industries below 3% * Junior Debt represents an amount less than 1%

7 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 7.9% 8.9% 10.6% 11.7% 12.3% 12.8% 12.8% 12.5% 7.6% 8.7% 10.2% 11.4% 11.9% 12.5% 12.5% 12.2% 6.6% 4.5% 4.5% 4.9% 5.0% 5.1% 4.6% 4.3% 1.3% 4.4% 6.1% 6.8% 7.3% 7.7% 8.2% 8.2% 2.1% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month Secured Overnight Financing Rate (“SOFR”) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% Portfolio Highlights - Economic Analysis

8 Portfolio Highlights - Portfolio Ratings – Over 99% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of March 31, 2024, and there were no portfolio company investments on non-accrual. Internal Performance Ratings (% of Portfolio at Fair Value) At Fiscal Year End At Quarter End Rating 2022 2023 December 31, 2023 March 31, 2024 5 2.7% 0.0% 0.0% 0.1% 4 97.3% 99.8% 99.9% 99.8% 3 0.0% 0.2% 0.1% 0.1% 2 0.0% 0.0% 0.0% 0.0% 1 0.0% 0.0% 0.0% 0.0% Grand Total 100.0% 100.0% 100.0% 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	As of March 31, 2023 (unaudited)	June 30, 2023 (unaudited)	September 30, 2023 (audited)	December 31, 2023 (unaudited)	March 31, 2024 (unaudited)
Assets					
Investments, at fair value	$198,435	$226,770	$318,915	$646,541	$821,230
Cash, cash equivalents and foreign currencies	12,417	6,673	42,839	7,209	20,149
Restricted cash, cash equivalents and foreign currencies	—	—	—	—	1,078
Other assets	2,353	2,766	4,241	7,929	9,554
Total Assets	$213,205	$236,208	$365,995	$661,679	$852,011
Liabilities and Net Assets					
Debt	$107,633	$128,669	$176,928	$179,969	$391,075
Unamortized debt issuance costs	(580)	(769)	(1,004)	(1,342)	(2,802)
Other short-term borrowings	—	—	—	149,812	28,104
Interest payable	1,481	1,723	2,542	5,332	6,297
Distributions payable	3,268	3,260	3,980	4,370	15,617
Management and incentive fees payable	227	268	323	615	930
Other liabilities	496	792	541	901	643
Total Liabilities	112,525	133,943	183,310	339,657	439,864
Total Net Assets	100,680	102,265	182,684	322,022	412,147
Total Liabilities and Net Assets	213,205	236,208	365,995	661,679	852,011
Net Asset Value per Share	$15.00	$15.00	$15.00	$15.00	$15.00
GAAP Leverage	1.08x	1.28x	0.98x	1.04x	1.03x
GAAP debt-to-equity, net[1]	0.95x	1.19x	0.73x	1.00x	0.97x
Asset coverage	192.3%	178.4%	201.8%	196.1%	196.9%
Common shares outstanding	6,712,031	6,817,641	12,178,965	21,468,147	27,476,502

1. GAAP debt-to-equity, net is calculated as (a) total debt, including other short-term borrowings, reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets.

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended March 31, 2023 (unaudited)	June 30, 2023 (unaudited)	September 30, 2023 (unaudited)	December 31, 2023 (unaudited)	March 31, 2024 (unaudited)
Investment Income					
Interest income	$5,073	$6,035	$7,762	$15,466	$22,898
Dividend income	28	29	39	32	43
Fee income	11	13	16	48	96
Total Investment Income	$5,112	$6,077	$7,817	$15,546	$23,037
Expenses					
Interest and other debt financing expenses	$1,540	$1,862	$2,693	$5,579	$8,214
Base management fee, net of waiver	227	268	323	615	929
Incentive fee, net of waiver	—	—	—	—	—
Incentive fee – capital gains	—	—	—	—	—
Other operating expenses	298	279	343	424	491
Total Expenses	2,065	2,409	3,359	6,618	9,634
Excise tax	16	—	—	15	10
Net Investment Income after tax	$3,031	$3,668	$4,458	$8,913	$13,393
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	$7	($148)	$59	($4)	$30
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	1,181	899	844	1,100	6,158
Net gain (loss) on investments and foreign currency transactions	1,188	751	903	1,096	6,188
Net increase/(decrease) in net assets resulting from operations	$4,219	$4,419	$5,361	$10,009	$19,581
Per Share Data[1]					
Earnings/(loss) per weighted average share	$0.69	$0.65	$0.67	$0.61	$0.84
Net investment income per weighted average share	$0.50	$0.54	$0.55	$0.54	$0.58
Distributions declared per share[2]	$0.69	$0.65	$0.68	$0.61	$0.82
Weighted average common shares outstanding	6,135,953	6,747,232	8,020,502	16,495,525	23,316,356

1. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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11 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1.The 18.2% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending March 31, 2024. The first investment in GBDC 4 took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 1.0% 1.0% 2.7% 4.7% 4.4% 4.4% 4.1% 5.7% Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Investors in GBDC 4 have achieved a 18.2% IRR on NAV1 Avg. 3.5%

12 Liquidity and Capital Subscriptions Cash and Cash Equivalents – Unrestricted cash and cash equivalents and foreign currencies totaled $20.1 million as of March 31, 2024. – Restricted cash and cash equivalents totaled $1.1 million as of March 31, 2024. Restricted cash is held pursuant to our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment under the terms of the relevant leverage facility. Capital Subscriptions – As of March 31, 2024, we had total investor capital subscriptions of $984 million and contributed capital of $406 million (41.2% called capital ratio). – During the quarter ended March 31, 2024, we issued two capital calls for proceeds totaling $88.6 million. Debt Facilities – Availability – PNC Facility – As of March 31, 2024, subject to leverage and borrowing base restrictions, we had $8.9 million of remaining commitments and availability on this $400.0 million revolving credit facility. – Deutsche Bank Credit Facility – On March 28, 2024, we closed on a new $250.0 million credit facility with Deutsche Bank AG, New York Branch. The credit facility bears interest at a rate equal to SOFR plus 2.35% during the revolving period, which ends on March 28, 2027, and has a stated maturity date of March 28, 2030. As of March 31, 2024, subject to leverage and borrowing base restrictions, we had $250.0 million of remaining commitments and availability on this $250.0 million revolving credit facility. – Adviser Revolver – As of March 31, 2024, we had $100.0 million of remaining commitments and availability on our $100.0 million unsecured line of credit with GC Advisers. 1. Information presented is as of March 31, 2023. 2. The PNC Facility will bear interest at the applicable base rate plus a margin ranging from 2.10% to 2.45%, depending on the degree of uncalled capital commitments coverage of the PNC Facility’s borrowing base versus the assets securing the facility. Key Funding Vehicles1 Funding Source Debt Commitment Outstanding Par Undrawn Commitment Reinvestment Period Stated Maturity Interest Rate PNC Facility $400,000 $391,075 $8,925 N/A July 8, 2025 SOFR + 2.35%2 Deutsche Bank Credit Facility $250,000 — $250,000 March 28, 2027 March 28, 2030 SOFR + 2.35% GC Advisors Revolver $100,000 — $100,000 N/A April 12, 2025 Applicable Federal Rate

13 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 18, 2022 January 17, 2023 January 2023 5,812,093.348 March 22, 2023 $0.1637 $951 February 7, 2023 February 24, 2023 February 2023 5,812,093.348 May 24, 2023 0.2509 1,458 February 7, 2023 March 17, 2023 March 2023 6,689,639.198 May 24, 2023 0.2705 1,809 Total for Quarter Ended March 31, 2023 $0.6851 $4,218 February 7, 2023 April 28, 2023 April 2023 6,712,031.176 June 22, 2023 $0.1726 $1,159 May 5, 2023 May 26, 2023 May 2023 6,789,714.019 August 23, 2023 0.1769 1,201 May 5, 2023 June 16, 2023 June 2023 6,789,714.019 August 23, 2023 0.3033 2,059 Total for Quarter Ended June 30, 2023 $0.6528 $4,419 May 5, 2023 July 28, 2023 July 2023 6,817,641.186 September 20, 2023 $0.2026 $1,381 August 3, 2023 August 30, 2023 August 2023 8,364,860.813 November 21, 2023 0.1846 1,544 August 3, 2023 September 22, 2023 September 2023 8,376,022.759 November 21, 2023 0.2909 2,436 Total for Quarter Ended September 30, 2023 $0.6781 $5,361 August 3, 2023 October 20, 2023 October 2023 12,178,965.292 December 27, 2023 $0.1891 $2,302 November 17, 2023 November 20, 2023 November 2023 16,612,333.652 December 27, 2023 0.2009 3,337 November 17, 2023 December 15, 2023 December 2023 19,500,939.882 February 20, 2024 0.2240 4,370 Total for Quarter Ended December 31, 2023 $0.6140 $10,009 November 17, 2023 January 19, 2024 January 2024 21,468,146.606 March 19, 2024 $0.1847 $3,964 February 2, 2024 February 26, 2024 February 2024 24,474,343.702 May 21, 2024 0.2376 5,816 February 2, 2024 March 15, 2024 March 2024 24,474,343.702 May 21, 2024 0.4005 9,801 Total for Quarter Ended March 31, 2024 $0.8228 $19,581

14 Common Stock and Distribution Information (cont’d) Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 2, 2024 April 19, 2024 April 20241 27,476,502.077 June 18, 2024 TBD TBD May 3, 2024 May 27, 2024 May 20242 TBD August 21, 2024 TBD TBD May 3, 2024 June 21, 2024 June 20243 TBD August 21, 2024 TBD TBD May 3, 2024 July 19, 2024 July 20244 TBD September 18, 2024 TBD TBD 1. On February 2, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2024 through April 30, 2024 and the payment of this distribution is $15.00 per share. 2. On May 3, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of May 31, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period May 1, 2024 through May 31, 2024 and the payment of this distribution is $15.00 per share. 3. On May 3, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of June 30, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period June 1, 2024 through June 30, 2024 and the payment of this distribution is $15.00 per share. 4. On May 3, 2024, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of July 31, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period July 1, 2024 through July 31, 2024 and the payment of this distribution is $15.00 per share.